Exhibit 23.2
                                                                    ------------



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Prospects constituting a part of the Registration Statement on Form S-1 of TrueYou.com, Inc. of our report dated November 30, 2005 relating to the financial statements of Lord & Foursight, LLC, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
Date:  January 23, 2006